Exhibit 99.1

Netcapital Funding Portal Revenues Increase by More Than 150%

Total Revenues Increase by 15%

Management to Host Earnings Call on December 15, 2023, at 10:00 a.m. ET

BOSTON, MA – December 14, 2023 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced select financial results for the second quarter of fiscal year 2024 ended October 31, 2023.

“It was a strong quarter for our funding portal business, which experienced revenue growth of 151%,” said Martin Kay, CEO of Netcapital Inc. “This was driven by a significant increase in investment dollars closed on the Netcapital funding portal platform during the quarter, helped by the success of several large issuers, including Avadain, a graphene technology company, and EarthGrid PBC, a plasma boring technology company.”

Second Quarter Fiscal 2024 Financial Highlights

●	Revenues grew by approximately 15% year-over year to $2.0 million, compared to revenue of $1.8 million in the second quarter of fiscal year 2023.
●	Funding portal revenues increased approximately 151% year-over-year to $462,706, compared to $184,095 in the second quarter of fiscal 2023.
●	Diluted earnings per share of $0.04 in the three months ended October 31, 2023, were flat compared to diluted earnings per share of $0.04 for the same period in the prior year.

For additional disclosure regarding Netcapital’s operating results, please refer to the Quarterly Report on Form 10-Q for the period ended October 31, 2023, which has been filed with the Securities and Exchange Commission.

Conference Call Information

The Company will host an investor conference call on Friday, December 15, 2023 at 10:00 a.m. ET.

Participant access:	844-985-2012 or 973-528-0138
Conference entry code:	473254

For those unable to participate in the live call, a replay will be made available in the Investors section of the Company’s website.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815

ir@netcapital.com

Netcapital Inc.

Balance Sheets

	October 31, 2023	April 30, 2023
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$528,827	$569,441
Accounts receivable net	2,899,667	1,388,500
Other receivables	158,873	-
Note receivable	20,000	-
Prepaid expenses	313,058	583,030
Total current assets	3,920,425	2,540,971

Deposits	6,300	6,300
Notes receivable - related parties	202,000	202,000
Purchased technology, net	15,818,635	15,875,297
Investment in affiliate	240,080	240,080
Equity securities at fair value	24,491,821	22,955,445
Total assets	$44,679,261	$41,820,093

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable
Trade	$812,908	$578,331
Related party	75,204	75,204
Accrued expenses	415,603	285,065
Stock subscription payable	10,000	10,000
Deferred revenue	508	661
Interest payable	88,353	98,256
Current taxes payable	-	174,000
Deferred tax liability, net	1,714,000	1,657,000
Related party debt	15,000	15,000
Secured note payable	-	350,000
Current portion of SBA loans	1,885,800	1,885,800
Loan payable - bank	34,324	34,324
Total current liabilities	5,051,700	5,163,641

Long-term liabilities:
Long-term SBA loans, less current portion	500,000	500,000
Total Liabilities	5,551,700	5,663,641

Commitments and contingencies	-	-

Stockholders’ equity:
Common stock, $.001 par value; 900,000,000 shares authorized, 9,459,132 and 6,440,527 shares issued and outstanding	9,459	6,441
Shares to be issued	122,124	183,187
Capital in excess of par value	33,682,137	30,500,944
Retained earnings	5,313,841	5,465,880
Total stockholders’ equity	39,127,561	36,156,452
Total liabilities and stockholders’ equity	$44,679,261	$41,820,093

Netcapital Inc.

Income Statements

(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	October 31, 2023	October 31, 2022	October 31, 2023	October 31, 2022

Revenues	$2,041,658	$1,778,973	$3,561,467	$3,119,546
Costs of services	20,134	36,235	38,187	57,298
Gross profit	2,021,524	1,742,738	3,523,280	3,062,248

Costs and expenses:
Consulting expense	204,734	199,781	368,676	325,392
Marketing	46,731	32,882	288,619	40,662
Rent	18,379	17,187	37,989	34,399
Payroll and payroll related expenses	1,050,835	876,908	2,087,877	1,646,848
General and administrative costs	648,625	280,815	1,436,919	673,112
Total costs and expenses	1,969,304	1,407,573	4,220,080	2,720,413
Operating income (loss)	52,220	335,165	(696,800)	341,835

Other income (expense):
Interest expense	(10,562)	(22,978)	(23,866)	(59,290)
Gain on debt conversion	-	-	-	224,260
Amortization of intangible assets	(28,331)	(21,081)	(56,662)	(42,162)
Unrealized loss on equity securities	-	(8,968)	-	(8,968)
Realized loss on sale of investment	-	-	-	(406,060)
Total other income (expense)	(38,893)	(53,027)	(80,528)	(292,220)
Net income before taxes	13,327	282,138	(777,328)	49,615
Income tax expense (benefit)	(326,289)	99,000	(625,289)	(198,000)
Net income (loss)	$339,616	$183,138	$(152,039)	$247,615

Basic earnings per share	$0.04	$0.04	$(0.02)	$0.07
Diluted earnings per share	$0.04	$0.04	$(0.02)	$0.07

Weighted average number of common shares outstanding:
Basic	9,435,491	4,289,802	8,453,349	3,729,174
Diluted	9,435,741	4,290,052	8,453,349	3,729,424